UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 9, 2023

RICEBRAN TECHNOLOGIES
(Exact Name of registrant as specified in its charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25420 Kuykendahl Rd., Suite B300 Tomball, TX		77375
(Address of principal executive offices)		(Zip Code)

(281) 675-2421
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value per share	RIBT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01         Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 13, 2023, RiceBran Technologies (the “Company”) received a notice (the “Notice”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Company has not been in compliance with the minimum closing bid price of $1.00 per share (the “Minimum Bid Price Requirement”) for a period of 30 consecutive business days as required by Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. The Company has been granted 180 calendar days, or until December 11, 2023, to regain compliance with Minimum Bid Price Requirement. This Notice has no immediate effect on the Company’s Nasdaq listing or the trading of its common stock.

According to the Notice, if at any time before December 11, 2023, the closing bid price of the Company’s security is at least $1.00 per share for a minimum of 10 consecutive business days, the Staff will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement, and the matter will be resolved. If, however, compliance with the Minimum Bid Price Requirement cannot be demonstrated by December 11, 2023, the Company may be eligible for an additional 180-day compliance period. To qualify for additional time, the Company would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and would need to provide written notice of a plan to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company meets these requirements, Nasdaq will inform the Company that it has been granted an additional 180 calendar days to regain compliance. However, if it appears to the Staff of Nasdaq that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, the Staff will provide notice to the Company that its securities will be subject to delisting. At that time, the Company may appeal the Staff’s delisting determination to a Nasdaq Hearing Panel (the “Panel”). There can be no assurance that, if the Company does appeal the Staff’s delisting determinations to the Panel, such appeal would be successful.

The Company intends to monitor the closing bid price of its common stock and will consider available options to regain compliance with the Minimum Bid Price Requirement.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 9, 2023, Peter G. Bradley notified the Company’s Board of Directors (the “Board”) of his decision to resign from his position as a director of the Company and Executive Chairman, effective immediately. Mr. Bradley’s resignation was not due to any disagreement with the Company known to any executive officer of the Company on any matter relating to the Company’s operations, policies or practices. On June 10, 2023 and June 12, 2023, respectively, each of Will T. Black and Jean M. Heggie notified the Board of his and her decision to resign from his and her position as a director, effective immediately. The resignation of each of Mr. Black and Ms. Heggie was not due to any disagreement with the Company known to any executive officer of the Company on any matter relating to the Company’s operations, policies or practices. At the time of his and her resignation, Mr. Black and Ms. Heggie were serving as members of the Company’s audit committee, compensation committee and nominating and governance committee.

On June 13, 2023, the Board appointed Eric Tompkins to serve as a director and Executive Chairman, effective immediately.

In connection with his appointment and in recognition of Mr. Tompkins’ increase responsibilities, the Company increased Mr. Tompkins’ annual base salary from $200,000 to $300,000 per year. Other than the salary increase, the Company did not enter into any material plan, contract or arrangement with Mr. Tompkins in connection with his appointment as director and Executive Chairman.

Mr. Tompkins, 61, joined the Company in 2019, bringing over 30 years of experience in agricultural commodity processing. Most recently, Mr. Tompkins became the President and CEO of MGI Grain Processing, LLC (“MGI”) in 2017, where he oversaw all organizational functions, and he remained in this role following the Company's acquisition of MGI in April 2019. Mr. Tompkins's career includes over 25 years with ConAgra Foods where he began his career in grain procurement/risk management, later transitioning to National Account sales, and lastly serving as Director of National Account Sales. Mr. Tompkins graduated from the University of Colorado with a BA in Economics and International Affairs. He received his Master of International Management from the Thunderbird-American Graduate School of International Management.

There are no family relationships between Mr. Tompkins and any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Tompkins and any other persons pursuant to which he was selected as a director and Executive Chairman.

Item 7.01         Regulation FD Disclosure.

On June 13, 2023, the Company issued a press release in connection with Mr. Tompkins’ appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Item 9.01          Financial Statements and Exhibits

(d)         Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description
99.1	Press Release, dated June 13, 2023, of RiceBran Technologies
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: June 15, 2023	By:	/s/ William J. Keneally
	Name:	William J. Keneally
	Title:	Interim Chief Financial Officer